UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

PHINIA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 University Drive Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 732-1900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of PHINIA Inc. (the “Company”) approved 2024 incentive compensation for the Company’s executive officers that includes annual cash incentive compensation awards under the Management Incentive Bonus Plan (the “2024 Annual Bonus Program”) and 2024 long-term equity incentive compensation awards (the “2024 LTI Awards”). The Committee believes the 2024 incentive compensation supports the Company’s compensation philosophy and objectives, including aligning the interests of our executive officers with the long-term interests of our shareholders.

2024 Annual Bonuses

In connection with approving the 2024 Annual Bonus Program, the Committee approved 2024 annual incentive bonuses to be earned for fiscal year 2024 (the “2024 Annual Bonuses”) by each of the Company’s executive officers, including the following executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission pursuant to Item 402(c) of Regulation S-K (collectively, the “named executives”):

Name	2024 Target Bonus Opportunity (as % of base salary)	2024 Target Bonus Opportunity (as dollar amount)
Brady D. Ericson	125%	$1,250,000
Chris P. Gropp	70%	$374,500
Robert Boyle	60%	$260,700
Todd L. Anderson	45%	$164,034
Alisa Di Beasi	55%	$224,538

The 2024 Annual Bonuses may be earned based on the Company’s achievement of two equally weighted financial performance measures: economic value (“EV”) and adjusted free cash flow (“Adjusted FCF”). EV is generally defined as net operating profit after tax, less capital invested multiplied by cost of capital. FCF is generally defined as net cash provided by operating activities after adding back adjustments related to the ongoing effects of transactions relating to the Company’s separation from BorgWarner Inc., less capital expenditures including tooling outlays. EV and Adjusted FCF are key measures used by management for, among other matters, considering the Company’s cost of capital in connection with investment decisions and with actions aimed at creating long-term shareholder value.

The payout range of the 2024 Annual Bonuses is between 0% and 200%, with 50% payout at threshold achievement and 200% payout at maximum achievement for each metric. The Committee reserves discretion to adjust final 2024 Annual Bonus payouts by up to 10% (positive or negative) based on the Committee’s evaluation of the Company’s performance against its strategic goals (with total payout for each named executive capped at 200% of their respective target bonus opportunity). The Committee considers the Company’s EV and Adjusted FCF goals to be challenging but achievable. The goals, and the Company’s performance relative to such goals and related payouts to the named executives, will be disclosed after the end of the performance period.

2024 Long-Term Incentive Compensation

The Committee also approved the grant of 2024 long-term equity incentive compensation awards to each of the Company’s executive officers, including the named executives (the “2024 LTI Awards”).  The target 2024 LTI Awards for the Company’s named executives consist of grants of performance stock units (“PSUs”) (weighted 60%) and restricted stock (weighted 40%) awarded under the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”).  The PSUs have a three-year performance period (2024-2026) and earned PSUs will generally vest based on the Company’s total shareholder return (“TSR”) compared to that of a comparator group of peer companies, as follows (with straight-line interpolation between performance levels):

Performance Level	Company’s percentile rank	Percentage of Target PSUs Earned*
Maximum	75th and above	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	Below 25th	0%

*The payout is limited to 100% of target if the Company’s absolute TSR is negative.

The shares of restricted stock will generally vest in three equal installments on February 28, 2025, February 28, 2026, and February 28, 2027.

The vesting of the PSUs and shares of restricted stock as described above is generally conditioned on the grantee’s continued service with the Company through the end of the performance period or the applicable vesting date, respectively, and is further subject to the terms and conditions of the Plan and the applicable award agreements.

The table below sets forth the target dollar values for the 2024 LTI Awards granted to each of the named executives:

Name	2024 LTI Award Value (at target)
Brady D. Ericson	$4,500,000
Chris P. Gropp	$1,000,000
Robert Boyle	$500,000
Todd L. Anderson	$275,000
Alisa Di Beasi	$415,000

The foregoing description of the grants of PSUs and restricted stock awards does not purport to be complete and is qualified in its entirety by reference to the form of Performance Stock Unit Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, and form of Restricted Stock Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance Stock Unit Award Agreement (US Employees)
10.2	Form of Restricted Stock Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: February 21, 2024	By:	/s/ Robert Boyle
		Name:	Robert Boyle
		Title:	Vice President, General Counsel and Secretary